UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2010

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 9, 2010, United Development Funding IV (the “Registrant”) held its 2010 Annual Meeting of Shareholders. At the meeting, the Registrant’s shareholders voted on the following two proposals: (i) the election of five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2011 or until such trustees’ successors are duly elected and qualified; and (ii) the ratification of the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The two proposals are described in detail in the Registrant’s definitive proxy statement, dated April 30, 2010, as filed on Schedule 14A on April 30, 2010.

Both of the proposals were approved by the Registrant’s shareholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2011 or until such trustees’ successors are duly elected and qualified:

Nominee	Shares For	Shares Withheld
Hollis M. Greenlaw	491,298.224	2,478.809
Phillip K. Marshall	491,801.293	1,975.740
Scott W. O’Brien	491,801.293	1,975.740
J. Heath Malone	491,551.293	2,225.740
Steven J. Finkle	491,551.293	2,225.740

No broker non-votes were cast in the election of trustees.

Proposal 2. To ratify the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Shares For	Shares Against	Shares Abstained
490,672.353	1,503.069	1,601.611

No broker non-votes were cast in the ratification of the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated:  June 10, 2010                                        By:         /s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer